Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

National Energy Services Reunited Corp.

We consent to the incorporation by reference in Registration Statement no. 333-226813 on Form S-8 and Registration Statements nos. 333-226194, 333-229801, and 333-233422 on Form F-3, of National Energy Services Reunited Corp., of our report dated March 24, 2021, with respect to the consolidated balance sheets of National Energy Services Reunited Corp. and subsidiaries as of December 31, 2020 and 2019 (Successor Company balance sheets), the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for the years ended December 31, 2020 and 2019 and the period from June 7, 2018 to December 31, 2018 (Successor Company operations), and of NPS Holdings Limited for the period from January 1, 2018 to June 6, 2018 (Predecessor Company operations), and the related notes, which report appears in the December 31, 2020 Annual Report on Form 20-F of National Energy Services Reunited Corp.

/s/ KPMG Assurance and Consulting Services LLP

Bangalore, India

March 24, 2021